Bankwell Financial Group Virtual Russell Micro Cap Field Trip March 18th, 2021

2 Safe Harbor This presentation may contain certain forward-looking statements about Bankwell Financial Group, Inc. (the “Company”). Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged. The COVID-19 pandemic is adversely affecting Bankwell Financial Group, its customers, counterparties, employees, and third party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is unknown.

3 Table of Contents • 2021 Outlook • Loans & Deposits Trends • Non Performing Loans & PPP Updates • Capital • Bankwell History & Overview

2021 Outlook

5 2021 Outlook Outlook unchanged from BWFG’s 4Q20 Investor Presentation • Entering 2021 with a strong balance sheet and 1.29% ALLL reserve • Provision expense in 2021 to be well below 2020 • Expected loan growth excluding PPP of ~5% for full year 2021 • Continued decrease in funding costs • Full year 2021 NIM expected to be 3.00% - 3.15% • Growth in non-interest income from SBA loan sales • Adjusted for one-time charges, 2021 non-interest expense trending 2% - 3% lower versus 2020 ̶ 2021 exit run rate savings of ~5% once office consolidation cost savings fully realized

6 1 Weighted average yield based on active loans as of 12-31 for each of the respective years Dollars in millions Loan Portfolio Trends 1 • Robust 1Q21 originations pipeline, with C&I accounting for ~70% ̶ Funded ~$84 million through 3/12/21, comprised of 80% C&I, 10% Consumer and 10% CRE ̶ Yields on 1Q21 originations ~4.5% ̶ Expect remaining quarter to be strong • Full year loan growth expected to be ~5% • Limited portfolio repricing exposure for 2021 Loan Portfolio Yield excluding PPP loans $1,605 $1,604 $1,591 ~$1,642 4.64% 4.58% 4.25% ~4.25% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% $1,100 $1,200 $1,300 $1,400 $1,500 $1,600 $1,700 $1,800 2018 2019 2020 3/12/21 Gross Loan Balance Portfolio Yield

7 Positive Outlook For Cost of Deposits • Lowered deposit pricing across all products as of March 1st, 2021; on track to deliver or beat previously presented outlook • ~$70 million wholesale deposits maturing in 1H’21, at an average rate of 0.89% • ~$150 million retail CDs maturing in 1H’21, at an average rate of 1.85% • Investments in commercial channels continue to generate quality organic core deposit growth • Runoff of excess liquidity will help reduce deposit costs Quarterly Cost of Deposits 1.59% 1.52% 1.16% 0.93% 0.77% ~0.62% ~0.57% 4Q19 1Q20 2Q20 3Q20 4Q20 2Q21 Est 4Q Investor Presentation Current Estimate

8 Recent Trends Steadily Improving Deposit Mix 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% 2018 2019 2020 2Q21 Est 18.5% 16.2% 12.4% 14.3% 28.1% 28.6% 20.7% 16.0% 53.4% 55.3% 66.9% 69.7% Brokered Deposits Retail CDs Core Deposits $1,502 $1,492 Dollars in millions $1,827 ~$1,775 • Through 2Q21, scheduled maturities and continued efforts on commercial relationships will drive further deposit mix & price improvements • In Jan-21, $50MM FHLB borrowing replaced by lower cost brokered deposits; no impact to Wholesale ratio3 • Wholesale ratio expected to be ~18% by 2Q21, lowest since IPO Balance 1 Core Deposits include Business and Consumer checking, savings and money market accounts 2 Percentages exclude COVID-19-related liquidity of $53 million (brokered deposits) 3 Wholesale ratio defined as brokered deposits and FHLB borrowings to total assets 2 Core Business 46% 50% 61% ~63% Core Consumer 54% 50% 39% ~37% 1 24.9% 24.9% 24.9% 23.4% 20.6% 19.8% ~18% 15.0% 20.0% 25.0% 30.0% 2015 2016 2017 2018 2019 2020 2Q21 Est Wholesale Ratio

9 Expanding Commercial Relationships 1 As of March 12th, 2021 2 Core deposits exclude all brokered deposits and all time deposits • Commercial deposits grew ~$317 million in 2020, including $77 million (~43%) in non-interest bearing deposits • Commercial deposits grew $50 million year-to-date 20211, including $15 million (~29%) in non-interest bearing deposits Dollars in millions 1 2Core Deposit Composition 39%61% Dec-20 ~37%~63% 2Q21 Est 54% 46% Dec-18Consumer Commercial $369 $377 $372 $396 $409 $393 $461 $584 $725 $776 $156 $147 $142 $162 $178 $154 $198 $218 $255 $269 Dec-18 Mar-19 Jun-19 Sep-19 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Commercial Deposits Total Non-Interest Bearing

10 • Although trends are favorable on loans & deposits, excess liquidity prevents further improvement to the 2021 NIM forecast at this time • Timing of excess liquidity runoff is uncertain Net Interest Margin NIM Forecast of 3.00% - 3.15% unchanged from 4Q20 Investor Presentation

Non-Performing Loans & PPP Updates

Non Performing Loans

Dollars in thousands

- COVID-19 deferrals are expected to be de minimus by the end of 1Q21
  - Fully reflected in year-end 2020 non-performing loan population
- As of 4Q20, all remaining COVID-19 deferral loans were evaluated for impairment and reflected accordingly in the ALLL
- Actively working with the customers to find both short and long term solutions, which could become performing TDRs in the future



Non Performing Loans / Gross Loans
0.88%
0.66%
2.06%
2018
2019
2020
NPLs
$14,082
$10,588
$33,416
2.06%
0.16%
SBA-guaranteed portion of NPLs
0.32%
All other NPLs
1.57%
COVID-19 related NPLs
2020 Detail

NPL population adequately collateralized or individually reserved in ALLL

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13 PPP Update • $22.7 million of PPP loans remain as of 3/12/21, compared to $34.8 million at 12/31/20: • ~$0.4 million of PPP fees recognized as income in January & February 2021 • Remaining PPP fees to be accreted are ~$0.5 million; ~$120 thousand per quarter until forgiveness or maturity • Forgiveness status as of 3/12/21: ̶ ~$0.8 million (18 loans) forgiven by SBA (pending receipt of funds) ̶ ~$7.0 million (31 loans) submitted to the SBA & pending their final approval ̶ ~$14.9 million (116 loans) in forgiveness process with Bankwell • In addition, 1 new PPP loan funded in 2021, not included in above analysis Category $ Balance Count Average Size ≤ $50K $1.6 million 79 $20,408 $50K - $150K $8.1 million 64 $126,149 ≥ $150K $13.0 million 22 $590,054 Total $22.7 million 165 $137,375

Capital

Tangible Book Value

Isolated Impact of Interest Rate Swaps Mark-to-Market on TBV

Through March 14th, 2021



~$0.93
~$23.36
$22.43
12/31/20 TBV
Swap Mark Impact
3/14

Chart does not reflect impact from Bankwell's financial performance, i.e. net income, share repurchases, mark-to-market on other investments or dividends paid

- TBV at Dec-20 was $22.43
- As of 3/14/21, the mark-to-market on long-dated interest rate swaps adds ~$0.93 to TBV

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16 Capital Position as of 12-31-2020 7.83% 9.58% 12.36% 13.57% 7.73% 8.44% 11.06% 12.28% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 14.00% 15.00% TC E Ti er 1 Le ve ra ge Ti er 1 / CE T1 To ta l C ap it al 4Q20 3Q20 ‘Adequate’ + Buffer Min Key Capital Ratios Bankwell’s capital position remains strong 1 Represents Bank ratios 1 1 1 Tier 1CET1 Tier 1 Leverage and TCE ratio reductions reflect the impact of carrying additional liquidity on the balance sheet

Bankwell History & Overview

18 + Second most affluent MSA in the Nation in per capita personal income (PCPI)2 + 4 of the top 25 wealthiest towns in the U.S.3 • Connecticut-based $2 billion bank, with focus on CRE and C&I lending • 11 existing branches in Fairfield & New Haven Counties (as of 1/1/21) • BWFG has $136 million deposits per branch; one of the highest in Fairfield & New Haven Counties1 • Our core market of Fairfield County (the Bridgeport-Stamford-Norwalk MSA) is the premier Connecticut location, highlighted by: Company Overview NASDAQ: BWFG 1 Source: S&P Global Market Intelligence’s Branch Competitors & Pricing Report as of 6/30/20, excluding global money center banks (tickers BAC, WFC, JPM, TD & C) + Headquarters of 9 Fortune 500 companies4 + Home to the two largest hedge funds in the U.S.5 2 Source: Bureau of Economic Analysis’ Metropolitan Area Table, contained within the Personal Income by County & Metropolitan Area, 2019 news release 11/17/20 3 Source: Bloomberg: 2020 Richest Places 4 Source: Fortune.com: 2020 Fortune 500 5 Source: Business Insider: The 10 Biggest Hedge Funds in the U.S., 5/18/18 Bankwell Profile Existing Branches (11) Fairfield County

19 Bankwell’s Milestones 2002 2008 2010 2013 2014 2016 2018 2019 Founded third bank, Stamford First Bank, a division of The Bank of New Canaan Bankwell acquired Quinnipiac Bank & Trust Company Opened 3 new branches in Fairfield County Founded second bank, The Bank of Fairfield The banks merge into “Bankwell”; Acquires The Wilton Bank Named a “Top 100 Best Performing Community Bank”1 5 Year anniversary of BWFG on NASAQ Founded The Bank of New Canaan Bankwell stock price grew 60% since May 2014 IPO2 1 Bankwell was named one of the “Top 100 Best Performing Community Banks of 2016” between $1 billion and $10 billion in assets nationwide based on certain metrics for the year ended December 31, 2016 by S&P Global Market Intelligence 2 as of December 31st, 2019 $0.2B$0 $2.3B$1.1B Assets 2020

Experienced Leadership Team

Name	Years Experience	Selected Professional Biography
Christopher Gruseke President & CEO (since 2015)	30+	Mr. Gruseke was a founding investor and director of Bankwell Financial Group's predecessors, BNC Financial Group, Inc., and The Bank of New Canaan. He brings more than 30 years of capital markets, operations, sales and finance experience to his role at the Company. Most recently, he was a member of the Executive Committee at CRT Capital, a Stamford, Connecticut-based broker/dealer. He also served as Co-Chief Operating Officer and a member of the Board of Greenwich Capital Markets. Mr. Gruseke earned a B.A. from Williams College and an M.S. from the Stern School of Business at New York University.
Christine A. Chivily EVP & Chief Risk & Credit Officer (since 2013)	40	Ms. Chivily has 40 years of experience in banking and real estate finance. She previously served in a risk management role for the CRE and C&I loan portfolios at People's United Bank. Her prior experience also includes 5 years as Director of Freddie Mac's New England region for multifamily properties and 11 years as Senior Credit Officer at RBS Greenwich Capital. She also has over 10 years of combined experience in lending, loan administration and workouts at other various banking institutions. Ms. Chivily received her B.A. from Mt. Holyoke College.
Penko Ivanov EVP & CFO (since 2016)	25+	Mr. Ivanov has more than 28 years of experience in accounting and finance. His more recent roles include CFO of Darien Rowayton Bank, and CFO for the U.S. Operations of Doral Bank, where he created a scalable finance organization to support the rapid growth of several business units from infancy to $3 billion in assets. He began his career with Ernst & Young and held various accounting/finance positions at PepsiCo, GE Capital and Bridgewater Associates. His experience includes building, improving and overseeing all finance areas, including Controllership, SOX, Treasury, FP&A, as well as internal and external reporting functions. Mr. Ivanov holds M.B.A. and bachelor degrees in accounting and finance from the University of South Florida. He is a CPA and is also Six Sigma Black Belt certified.
Matthew McNeill EVP & Chief Banking Officer (since 2020)	20+	Mr. McNeill has more than 20 years of experience in Commercial Banking. He most recently served as Head of Commercial Lending at Metropolitan Commercial Bank. He previously served as Senior Commercial Relationship Manager at HSBC, a Business Banker at Santander and a Managing Partner at American Real Estate Lending.
Laura J. Waitz EVP & Chief of Staff (since 2017)	35+	Ms. Waitz has over 35 years of experience for various businesses and previously was Senior Managing Director, Global Head of Human Resources at The Blackstone Group. She also served as Managing Director and Global Head of Compensation at Citi Alternative Investments and as Head of Compensation (Americas) for Deutsche Bank. Prior to that she served as Global Compensation Manager for private equity and investment banks. Ms. Waitz received her B.S. from Penn State University.

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Thank You & Questions